Exhibit 10.3

CHANGE IN CONTROL ADDENDUM TO
EMPLOYMENT AGREEMENT

THIS CHANGE IN CONTROL ADDENDUM TO EMPLOYMENT AGREEMENT (the “Addendum”) is made and entered into effective as of the 26th day of August, 2019, by and between Dynatronics Corporation, a Utah corporation (the “Company”), and Brian Baker (“Executive”).

The Company and Executive entered into that certain employment agreement accepted and approved by the Board of Directors of the Company effective August 26, 2019, pursuant to which the Company has employed Executive as Chief Executive Officer (the “Agreement”). Except as otherwise provided in this Addendum, all capitalized terms used but not defined in this Addendum shall have the meanings given to them in the Agreement.

The Company and Executive (as evidenced by their execution hereof) desire to supplement the Agreement as provided herein.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Incorporation by Reference. This Addendum is attached to the Agreement as Exhibit D and is hereby incorporated into and made a part of the Agreement.

2. Severance Payment. Upon a Change in Control, as defined herein, subject to Executive’s execution of a general release of known and unknown claims in a form satisfactory to the Company, notwithstanding the terms of any equity incentive plan or award agreements, as applicable, all outstanding unvested equity awards granted to Executive during the term of his employment prior to termination shall become fully vested and exercisable for the remainder of their full term.

3. Section 409A. This Addendum and the Agreement are intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), including the exceptions thereto, and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of the Agreement (including this Addendum), payments provided thereunder or hereunder may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments hereunder that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made hereunder in connection with a termination of employment shall only be made if such termination constitutes a “separation from service” as defined under Section 409A. Notwithstanding the foregoing, Company makes no representation that the payments and benefits provided hereunder comply with Section 409A and in no event shall Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Executive on account of non-compliance with Section 409A.

4. Section 280G. If any of the payments or benefits received or to be received by Executive (in connection with a Change in Control or termination of employment, whether pursuant to the terms of the Agreement, this Addendum or any other plan, arrangement, or agreement, or otherwise) (all such payments collectively referred to herein as the “280G Payments”) constitute “parachute payments” within the meaning of Section 280G of the Code and would, but for this provision, be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then such 280G Payments shall be reduced in a manner determined by the Company (by the minimum possible amounts) that is consistent with the requirements of Section 409A until no amount payable to Executive will be subject to the Excise Tax. If two economically equivalent amounts are subject to reduction but are payable at different times, the amounts shall be reduced (but not below zero) on a pro rata basis.

5. Change in Control. For purposes of this Addendum, “Change in Control” shall mean the occurrence of any of the following:

a. one person (or more than one person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided that, a Change in Control shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company’s stock and acquires additional stock;

b. one person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company’s stock possessing 30% or more of the total voting power of the stock of the Company;

c. a majority of the members of the Board of Directors of the Company are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board of Directors of the Company before the date of such appointment or election; or

d. the complete liquidation of the Company or the sale or other disposition by the Company of all or substantially all of the Company’s assets.

e. Notwithstanding the foregoing, it is agreed that any change in the equity ownership of Prettybrook Partners, LLC or Provco Ventures I, LP, or their affiliated entities, shall not trigger the provisions of this Section 5.

6. Agreement Affirmed. As modified hereby, the Agreement is hereby affirmed and deemed to continue in full force and effect.

7. Counterparts. This Addendum may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8. Incorporation by Reference. The terms of the Agreement (as modified hereby) are hereby incorporated herein by this reference.

9. Assignment. This Addendum shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, legal representatives and permitted assigns. Executive may not directly or indirectly assign any of his rights or delegate any of his obligations under this Addendum, by operation of law or otherwise.

10. Expenses. Except as otherwise provided in this Agreement, each of the Company and the Executive shall bear its own expenses incurred in connection with the negotiation and execution of this Addendum and the Agreement, and each other agreement, document and instrument contemplated by the Agreement, and the consummation of the transactions contemplated hereby and thereby.

11. No Third Party Beneficiaries. This Addendum is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable benefit, claim, cause of action, remedy or right of any kind.

12. Governing Law. This Addendum shall be governed by and construed in accordance with the internal laws of the State of Utah without giving effect to any choice or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction).

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Change in Control Addendum to the Employment Agreement as of the date above written.

“COMPANY”

DYNATRONICS CORPORATION

By: _______________________________

Title: ______________________________

“EXECUTIVE”

BRIAN BAKER

___________________________________
(Signature)

Signature Page to Change of Control Addendum
Dynatronics Corporation

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